UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

INVENTURE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 932-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Appointment of Director

On January 31, 2017, in accordance with the Second Amended and Restated Bylaws of Inventure Foods, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) elected Mr. Joel Stewart as a member of the Board, effective immediately, to serve until the Company’s next annual meeting of stockholders.  Mr. Stewart was elected to the Board to fill the vacancy left by Mr. David L. Meyers, who resigned from the Board on January 17, 2017.  As of the date hereof, the Board has not determined any committee appointments for Mr. Stewart.

Mr. Stewart currently serves as a Vice President of LKCM Headwater Investments, the private equity arm of Luther King Capital Management Corporation, an SEC-registered investment advisory firm (“LKCM”).  Mr. Stewart has been with LKCM since August 2013 and serves as a director and/or advisor to multiple portfolio companies held by LKCM Headwater Investments and other LKCM affiliates.  Previously, Mr. Stewart served as a Vice President at The Presidio Group, a San Francisco-based wealth management, investment and advisory firm, a Principal of 6Pacific Partners, LLC, a boutique merchant bank focused on the food, beverage and nutrition industries, and as an investment banker at JPMorgan.

Mr. Stewart received his Bachelor of Business Administration in Finance and Economics from Baylor University and his Masters of Business Administration from the McCombs School of Business at the University of Texas.

Mr.  Stewart will receive the standard compensation arrangements for the Company’s non-employee directors, including annual fees and equity-based compensation, as described in the section entitled “2015 Compensation of Directors” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2016.

LKCM, an affiliated entity of LKCM Headwater Investments, reported ownership of approximately 2.24 million shares (or 11.4%) of the Company’s outstanding capital stock in its Schedule 13D filed with the SEC on January 23, 2017.

There are no arrangements or understandings between Mr. Stewart and any other person pursuant to which he was selected as a director.  There are no family relationships among any of the Company’s directors, executive officers, and Mr. Stewart.  There are no related party transactions between the Company and Mr. Stewart reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Stewart’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 99.1          Press Release of the Company, dated January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017

INVENTURE FOODS, INC.

By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer